                                                                     EXHIBIT 4.1




                              ACCRUE SOFTWARE, INC.






                           INVESTORS' RIGHTS AGREEMENT





                                  JULY 14, 2000

                                TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
1.      Amendment...........................................................................1

        1.1    Procedure....................................................................1
        1.2    Rights of Holders............................................................1

2.      Registration Rights.................................................................1

        2.1    Definitions..................................................................1
        2.2    Form S-3 Registration........................................................2
        2.3    Obligations of the Company...................................................4
        2.4    Furnish Information..........................................................5
        2.5    No Delay of Registration.....................................................5
        2.6    Indemnification..............................................................5
        2.7    Reports Under Securities Exchange Act of 1934................................7
        2.8    Assignment of Registration Rights............................................8
        2.9    Termination of Registration Rights...........................................8
        2.10   Piggyback Registration Rights................................................8

3.      Miscellaneous.......................................................................8

        3.1    Assignment...................................................................8
        3.2    Third Parties................................................................8
        3.3    Governing Law................................................................9
        3.4    Counterparts.................................................................9
        3.5    Notices......................................................................9
        3.6    Severability.................................................................9
        3.7    Delays or Omissions..........................................................9

                           INVESTORS' RIGHTS AGREEMENT


        THIS INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of July 14, 2000, by and between Accrue Software, Inc., a Delaware corporation (the "Company") and Tantau Software, Inc., a Delaware corporation (the "Investor").

                                    RECITALS

        A. The Company, Investor and Tantau Software International, Inc., a Delaware corporation and a wholly owned subsidiary of Investor ("Investor Sub") have entered into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which Investor and Investor Sub are selling to the Company certain of the assets relating to Investor's Infocharger division and as partial consideration therefor the Company is issuing and selling to Investor shares of its Common Stock, $0.001 par value per share.

        B. A condition to Investor's and Investor Sub's obligation to effect the closing of the transactions contemplated by the Purchase Agreement is that the Company grant Investor the registration rights set forth herein.

        C. The Company wishes to execute this Agreement and grant to Investor the rights contained herein in order to fulfill such condition.

        THE PARTIES AGREE AS FOLLOWS:

        1.     Amendment.

               1.1 Procedure. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

               1.2 Rights of Holders. Each holder of Registrable Securities (as defined in Section 2.1 herein below) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

        2.     Registration Rights.

               2.1 Definitions.  As used in this Agreement:

                      (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement.

                      (b) The term "Registrable Securities" means:

                            (i) The shares of Common Stock (the "Stock") issued
to Investor by the Company upon the Closing of the Purchase Agreement, including the Stock delivered to the Depository Agent, as such term is defined in the Purchase Agreement; and

                            (ii) Any other shares of Common Stock of the Company
issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                      (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock or other securities outstanding which are, and the number of shares of Common Stock or other securities issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                      (d) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 2.8 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                      (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               2.2 Form S-3 Registration. In case the Company shall receive at any time after August 1, 2000 from the Holder or Holders (the "S-3 Initiating Holders") of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                      (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                      (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale



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

and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.2, (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.2; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. Notwithstanding any other provision of this Section 2.2, if the Company or an underwriter advising the Company advises the S-3 Initiating Holders in writing that marketing factors require a limitation of the number of shares to be included in any registration on Form S-3, then the S-3 Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be included in such registration on Form S-3 hereunder, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among all Holders thereof, including the S-3 Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses other than stock transfer taxes, the fees and disbursements of special counsel for individual Holders, underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 2.2, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders (not to exceed $15,000) and counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.



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                      (d) The Company is obligated to effect only one (1) such
registration on Form S-3 pursuant to this Section 2.2.

               2.3 Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution contemplated in the Registration Statement has been completed; provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") in the registration statement.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel



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

representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                      (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

               2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               2.5 No Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay, as incurred, to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                      (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.6(b), in connection with defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (such consent not to be unreasonably withheld); provided further, that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                      (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6 (to the extent of such prejudicial effect), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.



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

                      (d) No indemnifying party, in the defense of any claim arising out of a Violation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

                      (e) The obligations of the Company and Holders under this
Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

                      (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               2.7 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                      (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the public;

                      (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                      (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                      (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be



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

reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

               2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may only be assigned by a Holder to a transferee who acquires at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), provided the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

               2.9 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement after the three year anniversary of the date of this Agreement or at such time as such Holder is may dispose of all of its Registrable Securities under Rule 144 under the Securities Act in any three-month period.

               2.10 Piggyback Registration Rights. If subsequent to the date of this Agreement and prior to August 1, 2000, the Company grants to any third party (a "New Holder") the right to cause to be registered under the Securities Act all of the Registrable Securities that such New Holder has requested to be registered ("Piggyback Registration Rights") in connection with the public offering by the Company prior to August 1, 2000 of its securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially similar information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then the Company shall grant to Investor comparable Piggyback Registration Rights.

        3.     Miscellaneous.

               3.1 Assignment. Subject to the provisions of Section 2.8 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

               3.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under this Agreement, except as expressly provided herein.

               3.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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

               3.5 Notices.

                      (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective parties at the addresses set forth on the signature page hereto.

                      (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                      (c) Any party may, by written notice (in accordance with this Section 3.5) to the other, alter its address or respondent.

               3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

               3.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.



                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties have executed this Investors' Rights Agreement as of the date first written above.

                                        COMPANY:

                                        ACCRUE SOFTWARE, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------

                                                --------------------------------


                                        Fax No.:
                                                --------------------------------

                                        Dated:
                                              ----------------------------------



                                        INVESTOR:

                                        TANTAU SOFTWARE, INC.,
                                        a Delaware corporation


                                        Name:
                                             -----------------------------------


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------

                                                --------------------------------


                                        Fax No.:
                                                --------------------------------

                                        Dated:
                                              ----------------------------------